UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2009

Harleysville Savings Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	000-29709	23-3028464
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

271 Main Street, Harleysville, Pennsylvania		19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 256-8828

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On May 20, 2009, the Boards of Directors of Harleysville Savings Financial Corporation (the “Company” or the “Registrant”) and Harleysville Saving Bank (the “Bank”) approved entering into a change in control agreement with each of Brendan J. McGill, Senior Vice President and Chief Financial Officer, Stephen J. Kopenhaver, Senior Vice President and Chief Lending Officer, Adrian D. Gordon, Senior Vice President and Chief Information Officer, and Sheri Strouse, Senior Vice President and Branch Administrator (the “Agreements”).

    The Agreements provide for a three-year term, and subject to satisfactory performance reviews, among other things, shall extend on each anniversary date for an additional year so that the remaining term will be three years, unless either the Boards of Directors of the Company or the Bank or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date.  The Agreements are automatically extended for an additional one year upon a change in control of the Company or the Bank, as defined.  In the event that the executive’s employment is terminated or other certain adverse actions are taken with respect to the executive’s employment within 18 months subsequent to a change in control, the Agreements provide that the executive would receive a severance payment in the amount of two times the executive’s annual compensation (defined as the highest annual salary plus average bonus during the last three years), the continued participation in all group, life, health, accident and disability insurance for the lesser of 36 months or until the executive’s full time employment by another employer, and a cash amount equal to the projected cost of benefits provided to the executive under certain employee benefit plans for 36 months.  The total amount of payments under the Agreements shall be reduced by the amount necessary to result in no portion of the payments being “parachute payments” and non-deductible to the Company pursuant to Section 280G of the Internal Revenue Code.

    For additional information, reference is made to the form of the Agreement included as Exhibit 10.1, which is incorporated herein by reference.

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Item 9.01      Financial Statements and Exhibits

(a)     Not applicable.

(b)     Not applicable.

      (c)     The following exhibit is included with this Report:

Exhibit No.	Description
10.1	Form of Change in Control Agreement among Harleysville Savings Financial Corporation, Harleysville Savings Bank and each of Brendan J. McGill, Stephen J. Kopenhaver, Adrian D. Gordon and Sheri Strouse

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARLEYSVILLE SAVINGS FINANCIAL CORPORATION

By: /s/Brendan J. McGill
Name: Brendan J. McGill
Title: Senior Vice President and
Chief Financial Officer

Date: May 21, 2009